EXHIBIT (10)(CCC)


                                    March 25, 1998

Mr. Steve Samberg
Chairman
NANTUCKET INDUSTRIES, INC.
105 Madison Avenue
New York, NY 10016

                           Re: Termination of License Agreement

Dear Steve:

        Reference is made to the Technical Assistance and Trademark License Agreement between GUESS? Licensing, Inc., successor to Guess ?, Inc. ("Guess") and Nantucket Industries, Inc. ("Nantucket") effective December 9, 1992, as amended (the "Agreement"). Capitalized terms not defined herein will have the meanings ascribed to such terms in the Agreement.

         Guess and Nantucket hereby agree that the Agreement will terminate effective March 31, 1998. Nantucket will fully comply with Sections li and 12 of the Agreement regarding its obligations upon termination, however, all remaining inventory of Products shall be sold to Guess-approved accounts (which for these purposes only may include Marshall's, Ross, TJ Maxx and Filene's) no later than April 30, 1998. All such sales shall comply with the provisions of the Agreement, and Nantucket shall pay Trademark Royalties to Guess thereon if required to do so under the Agreement. Nantucket shall not, however, be required to pay Trademark Royalties on its sales of Products to Assa International Corporation ("Assa"), if Assa pays royalties to Guess on its resale of such Products.

         Nothing contained herein will affect any outstanding payment obligations of Nantucket or other obligations of any nature that arise under the Agreement prior to or which survive termination, all of which remain in full force and effect, unless otherwise agreed in writing by Guess. Nantucket will pay Guess the Royalty Minimum of $58,333 due for March, 1998 no later than March 27, 1998.

         This letter may be signed in counterparts, and faxed copies may be exchanged, which will nonetheless be effective and binding. In order to signify your acceptance of these terms and conditions, please sign and date this letter below and return it to me.

                                           Sincerely,

                                           /s/ Timothy J. Oswald
                                           -----------------------------
                                           Timothy J. Oswald
                                           General Counsel/Licensing

AGREED AND ACCEPTED:
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NANTUCKET INDUSTRIES, INC.

/s/ Steve Samberg
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Steve Samberg, Chairman
Dated:   April 1, 1998
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